Exhibit 10.31

VOTING TRUST AGREEMENT

THIS VOTING TRUST AGREEMENT (the “Agreement”) is made and entered into as of the              day of             , 200  , between                                                               (the “Shareholder”), etrials.com, Inc. (formerly PharmaCentric Technologies, Inc.), a Delaware corporation (the “Company”) and                                          (the “Trustee”). For all purposes of this Agreement, any holder of the capital stock of the Company who at any time executes a counterpart of this Agreement shall be deemed to be a Shareholder hereunder beginning on and after the date such holder executes this Agreement or a joinder agreement, in a form satisfactory to the Company.

Background Statement

The Shareholder is the owner and holder of the number shares of the Company (the “Shares”) set forth opposite his/her respective name and signature below. The Company is entering, has entered, and/or will enter into other Voting Trust Agreements with certain other holders of its securities. The Company, the Shareholder and other shareholders desire to provide for orderly government of the Company.

Statement of Agreement

1. NOW, THEREFORE, in consideration of the foregoing recitals and the mutual covenants and agreements herein contained and the transactions contemplated hereby and thereby, the parties hereby covenant and agree as follows:

2. Transfer. The Shareholder hereby assigns to the Trustee the Shares, to be held by the Trustee under the terms and conditions of this Agreement. The Shareholder hereby authorizes and directs the Company to transfer the Shares to the Trustee on the books of the Company. The Company will issue to the Trustee, as trustee, a new certificate representing the Shares and the parties hereby agree to execute and deliver such documents as the Company may reasonably request to effectuate such transaction. The parties hereto acknowledge that the voting trust hereby created shall apply during its term to all securities of the Company (or any successor company) received by Shareholder (or any transferee of the Shares), whether by dividend, stock split, merger, share exchange, liquidation or otherwise. The parties further agree that any cash or other property (other than securities of the Company or Successor Company) received in any such exchange or otherwise for the Shares shall be distributed by the Trustee to the Shareholder.

3. Voting Trust Certificates. The Trustee will issue to Shareholder a Voting Trust Certificate evidencing their beneficial ownership of the Shares held by the Trustee.

4. Transfer of Voting Trust Certificates. The Shareholder may not transfer his/her Voting Trust Certificates, their interest in the voting trust hereby created or the Shares without the prior written consent of the Trustee. Consent to transfer of Voting Trust Certificates shall not be withheld if the transferee executes and delivers to the Trustee agreements in form and substance reasonably acceptable to the Trustee, whereby the transferee agrees to be bound by this Agreement. To the extent permitted hereunder, any such transfer of Voting Trust Certificates and any subsequent transfers shall be made only on the books of the Trustee by the record holder thereof or by his legal representative, who shall furnish the Trustee with proper evidence of authority to transfer, or by his attorney thereunto authorized by power of attorney duly executed and filed with the Trustee, and on surrender for cancellation of the Voting Trust Certificate.

5. Term. This Agreement will terminate on the first to occur of (a) a Qualified IPO, (b) May 15, 2010 or (c) mutual agreement of the Company and the Shareholder. For purposes of the immediately preceding sentence, a Qualified IPO means the later to occur of (a) the closing of the sale of Common Stock, of the Company (“Common Stock”), in a bona fide, firm commitment underwritten public offering registered under the Securities Act of 1933, as amended (the “Act”), other than a registration relating solely to a transaction under Rule 145 under the Act (or any successor thereto) or to an employee benefit plan of the Company, if the aggregate proceeds to the Company (prior to deduction for underwriters’ discounts) exceeds $20,000,000, (b) termination of lock-up agreements with respect to all the Shares entered into at the request of the underwriters in such a public offering or (c) such later date as the underwriters in such a public offering may request.

6. Rights and Duties of Trustee. The trustee will have full power to vote, consent, and otherwise exercise all the voting rights in respect of the Shares held by it hereunder as the Trustee, in its sole discretion deems advisable. The Trustee will not be liable for any act or failure to act arising hereunder.

7. Dividends. The holders of the Voting Trust Certificates will be entitled to receive any dividends (other than dividends of securities of the Company or any successor company) paid on the shares represented by their Voting Trust Certificates. The Trustee shall direct the Company to make payment or delivery of such dividends directly to the holders of the Voting Trust Certificates.

8. Securities Dividends. If the Company pays a dividend by delivery to the Trustee of securities of the Company or any successor company, the Trustee shall retain and hold any such securities as Trustee pursuant to the terms of this Agreement and will deliver to the holders of the Voting Trust Certificates additional Voting Trust Certificates representing such securities.

9. Successor Trustee. The Trustee may not be removed for any reason. The Trustee may resign at any time by written notice to the registered holders of Voting Trust Certificates. The Trustee may give any person or entity a proxy to vote the Shares, which proxy shall terminate not later than termination of this Agreement. Any such proxy must be in writing signed by the Trustee. Upon the resignation, death or disability of the Trustee, the

Company may select a successor Trustee by action of its Board of Directors. The Trustee and its successors as Trustee may act as Trustees hereunder whether or not they are also stockholders of the Company or holders of Voting Trust Certificates hereunder. Except as set forth in this Section 9, no party may assign its right under this Agreement to any other party without the prior written consent of all parties hereto.

10. Notices. Any and all notices, requests, demands or other communications provided for hereunder shall be given in writing and shall be deemed to have been given (a) when received, if delivered in person, (b) one business day after deposit with an overnight delivery service, addressed as set forth on the signature page hereof, or (c) three (3) business days following the mailing thereof, if mailed by certified first class mail, postage prepaid, return receipt requested, addressed as set forth on the signature page hereof.

11. Binding Effect. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective devisees, legatees, heirs, successors, administrators, executors, personal representatives, and assigns.

12. Governing Law. This Agreement shall be subject to and governed by the laws of the State of Delaware.

13. Prior Agreements. This Agreement contains the entire agreement among the parties with respect to the subject matter hereof, and all other prior Agreements are terminated.

14. Amendment. This Agreement may not be amended except with the written approval of all parties.

15. Counterparts. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original, and all of which taken together shall constitute one and the same agreement.

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IN WITNESS WHEREOF, the parties have signed this Agreement this              day of                     , 2001.

COMPANY:

ETRIALS.COM, INC.

By:
John Cline, President

TRUSTEE:

Name:

SHAREHOLDER:

Name:
Address:

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